SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated July 23, 2010

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas  75038

(972) 580-4000

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-4(c))

Item 3.03                     Material Modification to Rights of Securities Holders

As previously announced, on May 10, 2010, Zale Corporation (“Zale”) entered into a Warrant and Registration Rights Agreement with Z Investment Holdings, LLC.  The warrants (the “Warrants”) issued under the Agreement were issued in two series, A-Warrants exercisable for 6,389,378 shares of Common Stock, and B-Warrants exercisable for 4,675,306 shares of Common Stock.  The B-Warrants, and in the event of certain anti-dilution adjustments a portion of the A-Warrants as well, initially were exercisable for shares of Series A Preferred Stock (and not shares of Common Stock). The terms of the Warrants provided that upon stockholder approval, which Zale was obligated to attempt to obtain, these two portions of the Warrants instead would be exercisable for Common Stock.  On July 23, 2010, Zale’s stockholders approved the issuance of Common Stock upon exercise of these two portions of the Warrants and, as a result, all of the Warrants are now immediately exercisable for shares Common Stock.

Item 5.07                     Submission of Matters to a Vote of Security Holders

On July 23, 2010, Zale’s stockholders approved the issuance of common stock upon the exercise of the Warrants.  The vote was 17,418,832 “for,” 235,945 “against,” and 19,287 “abstain.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation

Dated: July 28, 2010	By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer